SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2008

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26071	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2008 (the “Effective Date”), EDGAR Online, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with John C. Ferrara (“Ferrara”) to assume the role of Chief Financial Officer of the Company. Mr. Ferrara is 56 years old.

Greg Adams will remain as the Company’s Chief Financial Officer until the earlier of the date the Company files its 2007 Annual Report on Form 10-K or March 15, 2008.

Mr. Ferrara will be based in the Company’s New York City office. Mr. Ferrara’s compensation includes an annual base salary of $225,000, bonus incentive during 2008 of up to $50,000 and a grant of 50,000 options to purchase shares of the Company’s common stock with these options vesting annually in three (3) equal installments.

The Agreement contains customary provisions for termination for cause. Either Mr. Ferrara or the Company may terminate his employment without cause. If such termination is made during the first 12 months of employment, Mr. Ferrara will be entitled to receive 6 months base salary as severance pay and accelerated vesting of all stock options. If such termination is made after 12 months of employment, Mr. Ferrara will be entitled to receive 12 months base salary as severance pay and accelerated vesting of all stock options.

The foregoing summary of the terms of the Agreement between the Company and Mr. Ferrara are qualified in their entirety to the actual terms of the Agreement and the ancillary agreements that are filed as exhibits to the Company’s quarterly filings.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon the earlier of the Company’s filing its Annual Report on Form 10-K or March 15, 2008 John C. Ferrara will assume the role of Chief Financial Officer of the Company. Prior to joining the Company, Mr. Ferrara served as Interim CFO and consultant to GAMCO Investors, Inc., a publicly traded investment management company. Mr. Ferrara had served on the Board of Directors of GAMCO Investors, Inc. since 1999. From 2004 to 2006, Mr. Ferrara was President of The LGL Group, Inc., a publicly traded holding company based in Greenwich, CT. In addition to these roles, Mr. Ferrara has held Chief Financial Officer positions at Space Holding Corporation, Golden Books Family Entertainment and Renaissance Communications Corporation. Mr. Ferrara is a graduate of the University of Maryland at College Park and Columbia Business School. He is a CPA and a member of both the American Institute of Certified Public Accountants (AICPA) and Financial Executives International (FEI).

Mr. Ferrara does not have any family relationship with any executive officer or director of the Company. In addition, neither Mr. Ferrara nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries in which the amount involved exceeds $120,000, other than compensation paid in connection with the terms of his employment with the Company.

As previously announced, Greg Adams will remain in the role of Chief Financial Officer until the earlier of the Company’s filing its Annual Report on Form 10-K or March 15, 2008.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated March 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008	EDGAR ONLINE, INC.

/s/ Philip D. Moyer

Philip D. Moyer
Chief Executive Officer